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                                                                   EXHIBIT 23.3

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We hereby consent to the use of our report dated March 31, 1997 with respect to the financial statements of WorldMark, the Club, and to the references to our firm under the heading "Experts" in the prospectus included in the Registration Statement on Form S-1 of Trendwest Resorts, Inc.


Molatore, Peugh, McDaniel, Scroggin & Co. LLP

Klamath Falls, Oregon
July 25, 1997